UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Nutex Health Inc.

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NUTEX HEALTH ANNOUNCES THAT IT HAS FILED A SUPPLEMENT TO ITS PROXY STATEMENT

HOUSTON, June 27, 2025 — Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro hospitals and hospital outpatient departments (HOPDs) in 11 states and primary care-centric, risk-bearing physician networks, today announced that it has filed a supplement to the proxy statement it filed on June 2, 2025. The Company encourages shareholders to review the supplement filed today.

As a reminder, the Company’s Annual Meeting of common stockholders will be held on July 14, 2025 at 10:00am Central Times.

Stockholders may view our definitive proxy statement dated June 2, 2025 and our Form 10-K online OR may receive a free paper or email copy of the material(s) by following the instructions in their notice.

As specified in the notice, if a stockholder of the Company would like to request a copy of the material(s) for the Company’s 2025 Annual Meeting, the stockholder may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, the stockholder must include the control number that is indicated in the notice in the subject line.

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 24 facilities in 11 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Forward-Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, “will likely result,” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Report on Form 10-Q for the three months ended March 31, 2025 under the heading “Risk Factors” in Part II, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this press release.